Exhibit 10.1
FOURTH Amendment to
EMPLOYMENT AGREEMENT

This FOURTH Amendment to EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 27th day of April, 2015 (the “Effective Date”), by and between Wynn Resorts, Limited (“Employer”) and Kim Sinatra (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of April 24, 2007, as amended (the "Agreement"); and
WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1.	Amendments. Employer and Employee hereby agree to amend Section 1(h)(B) of the Agreement in its entirety to read as follows:
“(B) the bonus that was paid to Employee under Subparagraph 8(b) for the preceding bonus period, projected over the remainder of the Term (but not less than the preceding bonus that was paid), plus”

2.	Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and effective as of the date first written above.

WYNN RESORTS, LIMITED	EMPLOYEE

/s/ Matt Maddox	/s/ Kim Sinatra
Matt Maddox, President	Kim Sinatra